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                                                          Phone:  (414) 291-8020
                                                             Fax: (414) 291-8039
Wille, Gregory & Lundeen                                         wglaw@exepc.com
--------------------------------------------------------------------------------
Attorneys at Law                                                Brent E. Gregory
207 East Michigan Street, Suite 410                           Stephen R. Lundeen
Milwaukee, Wisconsin 53202                                      Gregory G. Wille


                                 August 16, 1999

Volume Services America, Inc.
201 East Broad Street
Spartanburg, SC 29306

              RE:    Service America Corporation of
                     Wisconsin


Ladies and Gentlemen:

     We have acted as special Wisconsin counsel to Volume Services America, Inc. (the "Issuer") and its wholly owned subsidiary, Service America Corporation of Wisconsin, a Wisconsin corporation (the "Corporation"), in connection with a Registration Statement on Form S-4 (Registration No. 333-79419) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, (the "Securities Act") on August 18, 1999, (such Registration Statement, together with the pre-effective amendments thereto filed through the date hereof being referred to as the "Registration Statement") by the Issuer and the guarantors listed therein, including the Corporation (the other guarantors and Corporation, together with the Issuer, being referred to as the "Guarantors"). The Registration Statement relates to the issuance, by the Issuer, of $100,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2009 (the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Guarantees"), with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture (the "Indenture") dated as of March 4, 1999, among the Issuer, the Guarantors and Norwest Bank Minnesota, National Association, as Trustee, The Exchange Securities will be offered by the Issuer in exchange for $100,000,000 aggregate principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2009 (the "Outstanding Securities").

         This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson, Thacher & Bartlett, counsel to the Issuer. You are aware, and we hereby confirm, that we have not represented the Issuer or the Corporation with respect to Registration Statement, the Indenture, the Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein. We hereby confirm that you acknowledge the foregoing and that you have consented to the rendering of the opinions set forth herein by this firm in light thereof.

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Volume Services America, Inc.
August 16, 1999
Page 2


     As special Wisconsin counsel to the Corporation, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (i) Amendment No. 1 to the Registration Statement, as filed with the Commission on July 19, 1999;

     (ii) the Articles of Incorporation in effect on February 25, 1999, the Restated Articles of Incorporation effective July 16, 1999, and Bylaws of the Corporation, as the same may have been amended, as currently in effect;

    (iii) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Outstanding Securities, the Exchange Securities, the Indenture, the Guarantees and the other transactions contemplated by the Registration Statement; and

     (iv) the Indenture;


each of which has been filed with the Commission, in the case of the documents listed in paragraphs (ii) through (iv) above, as exhibits to the Registration Statement as so filed, and in all cases which have been certified to us as true and complete copies by an officer of the Corporation. We also have examined and relied upon the following statements:

     (a) a certificate of the State of Wisconsin Department of Financial Institutions, dated August 13, 1999, to the effect that the Corporation is incorporated as a domestic corporation and that it has filed an annual report within the most recently completed report year and that it has not filed articles of dissolution;

     (b) an officer's certificate of the Corporation dated August 13, 1999, certifying as to the correctness of: (u) the Restated Articles of Incorporation, (v) the Bylaws, (w) certain resolutions of the Board of Directors, (x) the Indenture, and (y) a secretary's certificate of the Corporation dated March 4, 1999, including an incumbency certificate and (z) the due delivery by the Corporation of the Indenture; and

     (c) such other documents, records, agreements and certificates of the Corporation and Issuer and such other parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

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Volume Services America, Inc.
August 16, 1999
Page 3


     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

     2. The Indenture has been duly and validly authorized, executed and delivered by the Corporation.

     3. The execution and delivery of the Indenture by the Corporation and the performance by the Corporation of the Indenture and the Guarantee given by the Corporation thereunder do not and will not violate the Corporation's Restated Articles of Incorporation or Bylaws, and do not and will not violate any applicable Wisconsin law.

     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following assumptions and qualifications:

     (1) The opinions expressed herein are based upon and limited to the applicable laws of the State of Wisconsin, excluding the principles of conflicts of laws thereof, as in effect as of the date hereof, and our knowledge of the facts relevant to such opinions on such date. In this regard, we note that we are members of the State Bar of Wisconsin, we do not express any opinion herein as to matters governed by the laws of any other jurisdiction, we do not purport to be experts in any other laws and we can accept no responsibility for the applicability or effect of any such laws. In addition, we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that affect the opinions expressed herein.

     (2) We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Corporation under the Guarantee of Wisconsin law relating to fraudulent transfers and obligations.

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Volume Services America, Inc.
August 16, 1999
Page 4

     (3) We have assumed that Wisconsin law would apply to the interpretation, validity and enforceability of the Indenture and the Guarantee.

     (4) We have not been requested to render and, with your permission, we express no opinion as to the applicability of Wisconsin securities laws, including without limitation, such laws relating to the issuance, sale, solicitation, transfer, registration or other disposition of securities.

     (5) We have assumed that the Corporation bas received adequate and sufficient consideration in exchange for giving its Guarantee.

     (6) This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.

     This opinion is to be interpreted in accordance with the Legal Opinion Accord (Exposure Draft) of the American Bar Association dated December 31, 1990.

     This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson, Thacher & Bartlett, counsel to the Issuer. It may be relied upon by you and by Simpson, Thacher & Bartlett for that purpose. In addition, we hereby consent to the filing of this opinion letter as part of Exhibit 5 to the Registration Statement and to the listing of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement, but only as to the matters expressly set forth herein. This opinion may not be relied upon for any other purpose or by any other person without our prior written consent.


                                       Very truly


                                       WILLE, GREGORY & LUNDEEN

                                      /s/ Stephen R. Lundeen